UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
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NATIONWIDE MUTUAL FUNDS
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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

September 3, 2020

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Government Money Market Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”).

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Federated Investment Management Company as the Fund’s subadviser. These changes became effective on July 1, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until January 15, 2021. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 833-670-0694.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Stephen R. Rimes
Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Government Money Market Fund (the “Fund”), a series of the Trust.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective July 1, 2020, Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”) began serving as the subadviser to the Fund, following the termination of Federated Investment Management Company (“Federated”), the Fund’s previous subadviser.

Dreyfus is independent of NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Dreyfus is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Dreyfus, located at 200 Park Avenue, New York, NY 10166, as the new subadviser to the Fund. The Board approved the appointment of Dreyfus as the subadviser to the Fund on March 11, 2020, and Dreyfus began serving as the subadviser to the Fund on July 1, 2020, following the termination of Federated. The factors considered by the Board in making its decision to approve Dreyfus as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek as high a level of current income as is consistent with preserving capital and maintaining liquidity. The Fund is a “government” money market fund that seeks to maintain a stable net asset value of $1.00 per share by investing at least 99.5% of its total assets in (1) U.S. government securities, (2) repurchase agreements that are collateralized fully by cash or U.S. government securities, (3) cash, and/or (4) other money market mutual funds that operate as government money market funds. U.S. government securities may include debt securities issued and/or guaranteed by the U.S. government or by a person controlled by or acting as an instrumentality of the U.S. government. Securities in which the Fund invests generally must mature in 397 calendar days or less, and the Fund maintains a dollar-weighted average maturity of no more than 60 calendar days and a weighted average life of no more than 120 calendar days.

Federated had been the Fund’s subadviser since April 2009. Due to stringent security selection and portfolio construction restrictions for government money market funds, investment managers have little room to distinguish their portfolios from those managed by other managers, meaning that government money market fund yield differentials are primarily the result of fund operating expenses. NFA observed that although Federated managed the Fund capably, it was unwilling to renegotiate a lower subadvisory fee rate.

For the foregoing reasons, NFA determined to replace Federated as the Fund’s subadviser and select a new subadviser that could provide capable investment management for a subadvisory fee that would be lower than the subadvisory fee payable to Federated. NFA proposed sharing 100% of those subadvisory fee savings with shareholders by waiving from its investment advisory fee an equivalent amount, in order to reduce the Fund’s operating expenses and enhance the Fund’s ability to achieve a higher yield. Therefore, NFA recommended to the Board in March 2020 that Federated be terminated as the Fund’s subadviser, and the Board approved the termination at that time based on NFA’s recommendation.

DREYFUS

NFA recommended to the Board that Dreyfus be appointed to serve as the Fund’s subadviser in place of Federated. NFA recommended that Dreyfus be appointed based on an analysis of its scale and capabilities at managing domestic and offshore U.S. dollar money market funds, collective trusts, and subadvised portfolios. NFA placed particular emphasis on Dreyfus’s above industry average money market management capabilities, which it found to be at least equal to those of Federated, but at a reduced subadvisory fee rate, thereby enabling NFA to reduce the Fund’s operating expenses.

Based on the foregoing considerations, NFA recommended to the Board that Dreyfus be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on March 11, 2020, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Dreyfus as the subadviser to the Fund. The Trustees were provided with detailed materials related to Dreyfus in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Dreyfus as the Subadviser. The Board considered the information provided to them as to the services to be provided by Dreyfus under the subadvisory agreement, including information relating to Dreyfus’ investment strategy and process for the Fund. The Board also considered the experience of the investment personnel of Dreyfus who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of Dreyfus in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered that the subadvisory fee rate that NFA would pay to Dreyfus with respect to the Fund would be lower than the rate at which NFA previously paid subadvisory fees to Federated. The Board took into account that NFA agreed to a voluntary waiver of its advisory fee in an amount equal to the sub-advisory fee reduction.

Profitability; Fallout Benefits. No information was presented to the Board regarding Dreyfus’s expected profitability as a result of the Sub-advisory Agreement. The Board reviewed information regarding the expected profitability of the Fund with respect to NFA.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement with Dreyfus for a period of up to two years commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Dreyfus, dated March 12, 2020 (the “Agreement”), was approved by the Board, including the Independent Trustees, on March 11, 2020. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with Federated. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2022, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Dreyfus. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to the subadviser (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not change due to the change in subadviser and based on the overall assets of the Fund. The subadvisory fee arrangement will lead to a reduction in total annual subadvisory fees.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to the subadviser and for overseeing and reviewing the performance of the subadviser. The subadviser is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, the subadviser is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers the subadviser selects and to negotiate commissions to be paid on such transactions. In doing so, the subadviser is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, the subadviser and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

The subadviser is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of the subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify the subadviser for any liability and expenses which may be sustained by the subadviser as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that the subadviser establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits the subadviser to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between the subadviser and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT DREYFUS

Dreyfus is located at 200 Park Avenue, New York, NY 10166. The following table sets forth the names and principal occupations of the principal executive officers of Dreyfus. The address of each person listed below is 200 Park Avenue, New York, NY 10166.

Name	Title
Joseph W. Connolly	Chief Compliance Officer
James N. Bitetto	Secretary
Tracy A. Hopkins-Condon	Vice President-Cash Strategies
Bennett A. MacDougall	Chief Legal Officer
Gregory A. Brisk	Director
Renee M. Laroche-Morris	President and Director
Kenneth J. Bradle	Vice President
John P. Shea	Chief Financial Officer

Dreyfus is an independent investment advisory firm registered with the SEC.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended October 31, 2019, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 4, 2019. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of August 18, 2020, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of August 18, 2020, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of August 18, 2020, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Dreyfus as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Dreyfus, nor do any such Officers or Trustees own securities issued by Dreyfus or have any other material direct or indirect interest in Dreyfus.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 833-670-0694.

By Order of the Board of Trustees of Nationwide Mutual Funds,

/s/ Stephen R. Rimes
Stephen R. Rimes, Secretary

September 3, 2020

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Dreyfus (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Government Money Market Fund	0.04% on Aggregate Subadviser Assets† of up to $1.5 billion; 0.0375% on Aggregate Subadviser Assets† of $1.5 billion and more.

† The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the Nationwide Government Money Market Fund together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Variable Insurance Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, dated March 12, 2020) of the NVIT Government Money Market Fund, a series of Nationwide Variable Insurance Trust.
A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Government Money Market Fund
0.30% on assets up to $1 billion;
0.28% on assets of $1 billion and more but less than $2 billion;
0.26% on assets of $2 billion and more but less than $5 billion; and
0.24% on assets of $5 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2019. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Government Money Market Fund	$1,652,210
C-1

EXHIBIT D

OUTSTANDING SHARES

As of August 18, 2020, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Government Money Market Fund – Investor Shares	369,059,635.120
Nationwide Government Money Market Fund – Class R6	258,182,933.050
Nationwide Government Money Market Fund – Service Class	1,683,873.270
D-1

EXHIBIT E

5% SHAREHOLDERS

As of August 18, 2020, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Government Money Market Fund – Investor Shares
NATIONWIDE TRUST COMPANY FSB COLUMBUS, OH 43218	81,703,178.230	22.14%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	71,376,115.666	19.34%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	44,412,186.810	12.03%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	19,941,817.127	5.40%
Nationwide Government Money Market Fund – Class R6
NATIONWIDE TRUST COMPANY FSB COLUMBUS, OH 43218	181,708,699.540	70.35%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	36,944,719.050	14.30%
Nationwide Government Money Market Fund – Service Class
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	1,680,272.660	99.79%
E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

Nationwide Government Money Market Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 3, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Government Money Market Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide Government Money Market Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Federated Investment Management Company as the subadviser to the Fund. This change became effective on July 1, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of August 18, 2020 will receive this Notice. This Notice will be sent to shareholders on or about September 22, 2020. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until January 15, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 833-670-0694.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.